UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (November 12, 2025)

DAY ONE BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40431	83-2415215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Sierra Point Parkway, Suite 200
Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 484-0899

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAWN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 12, 2025, Day One Biopharmaceuticals, Inc., a Delaware corporation (“Parent”), Emerald Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”) and Mersana Therapeutics, Inc., a Delaware corporation (the “Target”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the issued and outstanding shares (the “Target Shares”) of common stock, par value $0.0001 per share, of the Target (the “Target Common Stock”), for (i) $25.00 net per Target Share, payable in cash, without interest (such amount, or any different amount per share paid pursuant to the Offer, the “Upfront Consideration”), plus (ii) one contingent value right per Target Share (each, a “CVR”), which represents the right to receive milestone payments of up to an aggregate of $30.25 per share in cash upon the achievement of certain specified milestones in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into with a rights agent (the “Rights Agent”) mutually agreeable to Parent and the Target (the Upfront Consideration plus one CVR, together, the “Offer Price”). The Offer will remain open for 20 business days, subject to extension under certain circumstances.

Following the consummation of the Offer, subject to the terms and conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into the Target as provided in the Merger Agreement, with the Target continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the DGCL, which permits completion of the Merger without a stockholder vote promptly following consummation of the Offer. At the effective time of the Merger (the “Effective Time”), each Target Share (other than (i) Target Shares owned by the Target (or held in the treasury of the Target), Parent, Merger Sub or any of their respective subsidiaries or (ii) Target Shares that are held by stockholders who are entitled to, and properly demand, appraisal for such Target Shares in accordance with Section 262 of the DGCL) will be cancelled and converted into the right to receive the Offer Price from Merger Sub (the “Merger Consideration”) without interest, subject to any applicable withholding tax. The closing of the Merger is expected to occur by the end of January 2026, subject to the satisfaction of customary closing conditions.

The obligations of Parent and Merger Sub to consummate the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including that there have been validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Target Shares that, considered together with the number of Target Shares, if any, then owned beneficially by Parent and its subsidiaries, would represent one more Target Share than 50% of the total number of Target Shares outstanding at the time of expiration of the Offer (the “Minimum Condition”). The Minimum Condition may not be waived by Parent and Merger Sub without the prior written consent of the Target. In addition, the obligation of Merger Sub to consummate the Offer is conditioned upon, among other things, the accuracy of the representations and warranties of the Target contained in the Merger Agreement (subject to certain materiality exceptions), material compliance by the Target with its covenants under the Merger Agreement and the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the receipt of all approvals and clearances required thereunder and other customary closing conditions. Consummation of the Offer is not subject to a financing condition.

Each party to the Merger Agreement has agreed to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Offer and the Merger as promptly as practicable and in any event within 20 business days after the date of the Merger Agreement, and to use its reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and in any event not later than May 12, 2026.

The Merger Agreement provides for the following treatment of the Target’s stock options and restricted stock unit awards:

•	Effective immediately prior to the Effective Time, each option to purchase shares of Target Common Stock that is outstanding and unexercised as of immediately prior to the Effective Time and has an exercise price that is less than the Upfront Consideration (a “Cash-Out Option”), shall become fully vested and shall automatically be cancelled and converted into the right to receive, without interest and subject to deduction for any required tax withholding, (i) the Merger Consideration minus (ii) the exercise price payable per share of Target Common Stock underlying such Cash-Out Option, subject to the terms and conditions specified in the Merger Agreement;

•	Effective as of 10 business days prior to the closing of the Merger, or such other date occurring prior to the closing of the Merger as may be determined by the board of directors of the Target (the “Target Board”) in its discretion (the “Acceleration Date”), each option to purchase Target Shares then outstanding and unexercised that has an exercise price that is equal to or greater than the Upfront Consideration (an “Out-of-the-Money Option”), shall become fully vested and exercisable up to and through the closing of regular trading on the Nasdaq Stock Market on the fifth business day following the Acceleration Date (the “Last Exercise Date”) in accordance with the terms and conditions of such Out-of-the-Money Option, and if not exercised on or prior to the closing of regular trading on the Last Exercise Date, such Out-of-the-Money Option shall be cancelled and cease to exist as of the Effective Time, and no consideration shall be delivered in exchange for such Out-of-the-Money Option; and

•	As of immediately prior to the Effective Time, each Target restricted stock unit award that is then outstanding (whether vested or unvested) shall automatically be cancelled and converted into the right to receive, without interest and subject to deduction for any required tax withholding, the Merger Consideration in respect of each share of Target Common Stock subject to such restricted stock unit award immediately prior to the Effective Time.

The Target has agreed to take such actions with respect to the Target’s 2017 Employee Stock Purchase Plan (the “Target ESPP”) that are necessary to provide that (i) with respect to each offering period that is in effect as of the date of the Merger Agreement (each a “Current ESPP Offering Period”), no employee who is not a participant in the Target ESPP as of such date may become a participant in the Target ESPP and no participant may increase the percentage amount of such participant’s payroll deduction election from that in effect on the date of the Merger Agreement for such Current ESPP Offering Period, (ii) no additional offering period will commence under the Target ESPP after the date of the Merger Agreement, (iii) subject to the consummation of the Merger, the Target ESPP will terminate, effective immediately prior to the Effective Time and (iv) if any Current ESPP Offering Period will still be in effect as of immediately prior to the Effective Time, then each outstanding option granted pursuant to the Target ESPP will be terminated immediately prior to the Effective Time and the balances in the accounts of participants in the Target ESPP shall be returned to them.

The Merger Agreement includes customary representations, warranties and covenants of the Target, Parent and Merger Sub. The Target has agreed, until the earlier of the termination of the Merger Agreement or the Effective Time, to, among other things, use commercially reasonable efforts to conduct its operations in all material respects according to its ordinary course of business.

The Target has also agreed to customary non-solicitation restrictions, including not to initiate, solicit, knowingly encourage or facilitate or participate in any discussions or negotiations with third parties regarding other proposals for alternative business combination transactions involving the Target or change the recommendation of the Target Board to the Target’s stockholders regarding the Offer, in each case, except as otherwise permitted by the Merger Agreement, including to enter into an alternative transaction that constitutes a Superior Proposal (as defined in the Merger Agreement) in compliance with the Target Board’s fiduciary duties under applicable law and subject to payment of a termination fee.

The Merger Agreement also includes customary termination provisions for both the Target and Parent, including, among others, the right of either party to terminate for failure to consummate the Offer on or before May 12, 2026. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Target will be required to pay Parent a termination fee of $5.6 million (including under specified circumstances in connection with the Target’s entry into an agreement with respect to a Superior Proposal or the Target Board’s change of recommendation in favor of the Offer). The parties to the Merger Agreement are also entitled to specifically enforce the terms and provisions of the Merger Agreement.

Each of the board of directors of Parent and Merger Sub approved the Merger Agreement, the CVR Agreement and the transactions contemplated thereby, and declared it advisable for Parent and Merger Sub, respectively, to enter into the Merger Agreement and the CVR Agreement. In addition, the Target Board unanimously: (i) determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, are advisable and fair to, and in the best interests of the Target and its stockholders; (ii) agreed that the Merger shall be subject to Section 251(h) of the DGCL; (iii) approved the execution, delivery and performance by the Target of Merger Agreement and the consummation of the Offer, the Merger and the other transactions contemplated by the Merger Agreement and approved the CVR Agreement and the transactions contemplated thereby; and (iv) resolved to recommend that the stockholders of the Target accept the Offer and tender their Target Shares to Merger Sub pursuant to the Offer.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Target, Parent or Merger Sub in any public reports filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Target or Parent. The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Target, Merger Sub and Parent and are subject to important qualifications and limitations agreed to by the Target, Merger Sub and Parent in connection with the negotiated terms, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto. Moreover, some of those representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Target’s or Parent’s SEC filings or may have been used for purposes of allocating risk among the Target, Merger Sub and Parent rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Target, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Target or Parent.

Tender and Support Agreements

On November 12, 2025, in connection with the execution and delivery of the Merger Agreement, the Target’s current directors and executive officers, Bain Capital Life Sciences Fund II, L.P., BCIP Life Sciences Associates, LP and BCLS II Investco, LP (collectively, the “Support Stockholders”), solely in their respective capacities as stockholders of the Target, each entered into a tender and support agreement (collectively, the “Tender and Support Agreements”) with Parent and Merger Sub, pursuant to which each Support Stockholder agreed, among other things, (i) to tender all of the Target Shares held by such Support Stockholder in the Offer, subject to certain exceptions (including the valid termination of the Merger Agreement), (ii) to, if applicable, vote all of such Support Stockholder’s Target Shares in favor of the Merger, and (iii) to certain other restrictions on its ability to take actions with respect to the Target and its Target Shares. The Support Stockholders own approximately 8.5% of the outstanding Target Shares as of November 10, 2025. The Tender and Support Agreements will terminate upon the earliest of (i) the date and time upon which the Merger Agreement is validly terminated in accordance with its terms, and (ii) the date and time upon which the Merger becomes effective.

The foregoing description of the Tender and Support Agreements does not purport to be complete and is qualified in all respects by reference to the full text of the form of Tender and Support Agreement, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Contingent Value Rights Agreement

At or prior to the time at which Merger Sub irrevocably accepts for purchase all Target Shares validly tendered (and not validly withdrawn) pursuant to the Offer, Parent and the Rights Agent will enter into the CVR Agreement. The CVRs are contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Merger Sub or Target or any of their affiliates.

Each CVR represents a right to receive the following cash payments, without interest and subject to reduction for any applicable tax withholding (the “Milestone Payments”) if the following milestones (the “Milestones”) are achieved:

•	$1.00 per CVR, payable upon the U.S. Food and Drug Administration (the “FDA”) granting “breakthrough therapy” designation in the United States for emiltatug ledadotin (XMT-1660) (“Emi-Le”) on or before December 31, 2027;
•	$1.25 per CVR, payable upon receipt by Parent or any of its affiliates (including the surviving corporation) of the $8.0 million milestone payment payable upon achievement of a specified development milestone set forth in that certain Research Collaboration and License Agreement, dated as of February 2, 2022, by and between the Target and Janssen Biotech, Inc., on or before December 31, 2026;
•	$4.00 per CVR, payable upon occurrence of the first dosing of the first participant in a Registrational Clinical Trial (as defined in the CVR Agreement) of Emi-Le for adenoid cystic carcinoma type 1 (“ACC-1”) on or before December 31, 2027;
•	$9.00 per CVR, payable upon the occurrence of Regulatory Approval (as defined in the CVR Agreement) by the FDA for Emi-Le indicated for use in ACC-1 on or before December 31, 2030;
•	$2.00 per CVR, payable upon the achievement of the first time that cumulative Net Sales (as defined in the CVR Agreement) of Emi-Le in any calendar year ending on or before December 31, 2032 is equal to or exceeds $100.0 million;
•	$4.00 per CVR, payable upon the achievement of the first time that cumulative Net Sales of Emi-Le in any calendar year ending on or before December 31, 2035 is equal to or exceeds $200.0 million;
•	$6.00 per CVR, payable upon the achievement of the first time that cumulative Net Sales of Emi-Le in any calendar year ending on or before December 31, 2037 is equal to or exceeds $300.0 million;
•	$2.00 per CVR, payable upon the occurrence of the First Commercial Sale (as defined in the CVR Agreement) of Emi-Le in the first to occur of France, Germany, Italy, Spain or the United Kingdom (the “European First Sale Milestone”) on or before December 31, 2030 (the “European First Sale Milestone End Date”); provided, however, that the European First Sale Milestone will be deemed to have occurred if, at any time on or before the European First Sale Milestone End Date, cumulative Net Sales of Emi-Le in the European Union and the United Kingdom is equal to or exceeds $10.0 million; and
•	$1.00 per CVR, payable upon the First Commercial Sale of Emi-Le in Japan on or before December 31, 2030.

There can be no assurance that any Milestone will be achieved prior to its expiration or termination of the CVR Agreement, or that payment will be required of Parent with respect to any Milestone.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in all respects by reference to the full text of the form of the CVR Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On November 13, 2025, Parent issued a press release in connection with the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

On November 13, 2025, Parent made available an investor presentation containing details of the proposed transaction and its potential impact on Parent. A copy of the investor presentation is attached hereto as Exhibit 99.2.

On November 13, 2025, Parent made available a corporate presentation containing an overview of the Parent’s pipeline, financial results and opportunities. A copy of the corporate presentation is attached hereto as Exhibit 99.3.

This information and Exhibits 99.1, 99.2 and 99.3 are being furnished pursuant to Item 7.01 of this report and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by Parent under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference. This report will not be deemed an admission as to the materiality of any information in this Item 7.01 or Exhibits 99.1, 99.2 and 99.3.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “goal” and similar expressions. These forward-looking statements include, without limitation, statements related to the proposed Offer, Merger and related transactions contemplated by the Merger Agreement and the CVR Agreement and the expected timing thereof; the expected benefits from the acquisition of Target, and other statements that are not historical facts. These forward-looking statements are based on Parent’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Parent’s ability to complete the transactions on the proposed terms and schedule, or at all; whether the various conditions to the consummation of the transactions under the Merger Agreement will be satisfied or waived; whether stockholders of Target tender sufficient Target Shares in the Offer; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the outcome of legal proceedings that may be instituted against Parent, Target and/or others relating to the transactions and the risk that such legal proceedings may result in significant costs of defense, indemnification and liability; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; disruption from the proposed transactions, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the risk that Parent will not be able to retain the employees of Target following the closing of the transaction given the at-will nature of their employment; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks associated with developing product candidates; risks and uncertainties related to unforeseen delays that may impact the timing of clinical trials and reporting data; risks related to future opportunities and plans for Target and its product candidates, including uncertainty of the expected financial performance of Target and its product candidates and the possibility that the Milestone Payments related to the CVRs will never be achieved and that no Milestone Payment may be made; the possibility that if Target does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Parent’s shares could decline; as well as other risks related to Parent’s and Target’s businesses detailed from time-to-time under the caption “Risk Factors” and elsewhere in Parent’s and Target’s respective SEC filings and reports, including their respective Annual Reports on Form 10-K for the year ended December 31, 2024 and subsequent quarterly and current reports filed with the SEC. Parent undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in their expectations, except as required by law.

Additional Information and Where to Find It

The Offer has not yet commenced, and this report is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any Target Shares or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Parent and Merger Sub, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Target. The offer to purchase Target Shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND STOCKHOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR TARGET SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and stockholders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by the Target under the “Investor Relations” section of the Target’s website at https://www.mersana.com/.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated November 12, 2025, by and among Parent, Merger Sub and Target (incorporated herein by reference to Exhibit 2.1 of Target’s Current Report on Form 8-K filed on November 13, 2025).

10.1	Form of Tender and Support Agreement (incorporated herein by reference to Exhibit 2.2 of Target’s Current Report on Form 8-K filed on November 13, 2025).

10.2	Form of Contingent Value Rights Agreement (incorporated herein by reference to Exhibit 2.3 of Target’s Current Report on Form 8-K filed on November 13, 2025).

99.1	Press Release, dated November 13, 2025.

99.2	Investor Presentation

99.3	Corporate Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain annexes, exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DAY ONE BIOPHARMACEUTICALS, INC.

Date: November 13, 2025	By:	/s/ Charles N. York II, M.B.A.
Charles N. York II, M.B.A.
Chief Operating Officer and Chief Financial Officer